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                                                                  EXHIBIT 99(A)



          [WALLACE NEWS RELEASE LOGO]

          FOR IMMEDIATE RELEASE



                 Wallace Consummates Acquisition of Graphic
                              Industries, Inc.,
               Largest U.S. Sheet-Fed Commercial Printing Network

            Lisle, Ill., Monday, December 22, 1997 -- Wallace Computer Services, Inc., (NYSE:WCS) and Graphic Industries, Inc. (formerly NYSE:GII) announced that at a special meeting held today, stockholders of Graphic Industries approved Wallace's acquisition of the company, with 95% of the shares outstanding at the December 4 record date voting in favor of the merger agreement. As a result of its previously consummated tender offer for the Common Stock of Graphic Industries and its related purchase of Class B Common Stock from Mark C. Pope III, Graphic Industries largest shareholder, Wallace owned and voted 12,751,080 of the total shares outstanding. The merger was consummated immediately after the meeting.
                 Graphic Industries will operate as a wholly owned subsidiary of Wallace. The 20 companies that comprised the Graphic Industries commercial printing network will maintain their own identities, which carry significant value in each of their markets, with the added subhead "a Wallace company". Wallace's plan for Graphic Industries is threefold. First, to maintain the existing base of people, facilities and business; second, to offer high-color, high-quality commercial printing to Wallace's customers; and third, to offer additional product categories such as forms, labels and office products to Graphic Industries' customers.



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                 "The acquisition of Graphic Industries was one of the final steps necessary for Wallace to offer Total Print Management and Integrated Supply Management," said Bob Cronin, Wallace's president
            and CEO.   "The combination of W.I.N. 3.0's unique capabilities for
            managing commercially printed materials with Graphic Industries high-quality manufacturing will supply customers with nationwide manufacturing, management and distribution for all their printing needs, plus local consulting and manufacturing support."

            INTEGRATION PROCESS WELL UNDER WAY
                 "We began the process of integrating the Graphic Industries operations in November," said Mike Leatherman, Wallace's senior vice president of commercial printing. "Not discounting all the work that must still be done, we are moving ahead more smoothly than anticipated and have had no big surprises. The people and culture of Graphic Industries share a focus on customer service and quality which is similar to our own and is helping the process. We have lost no significant Graphic Industries business or salespeople, and the level of interest from Graphic Industries' sales force in other Wallace product lines has been even higher than anticipated."
                 A target account plan has been established by the two
            companies to capitalize on the new market opportunities. An estimated 50 joint sales calls have already been made to customers of both companies. The infrastructure to service customers' purchases from Graphic Industries companies and provide information through the W.I.N. system has been established and will be fully operational in January. Meetings have been held with major paper and ink suppliers and Wallace anticipates issuing national sourcing RFPs in early January.
                 "Because of the results we've achieved in applying our unique services to customers' forms supply processes, we have totally changed the way large organizations think about purchasing and managing forms," added Cronin. "We now can apply those same services to companies' processes of buying and managing high-color commercial printing, which will result in dramatic customer savings. I anticipate that this will result in a similar revolution in the way commercial printing is bought and managed in large, distributed organizations."


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                 Graphic Industries is a national network of 20 companies
            providing full service printing and graphic communications services. Located in 17 key markets across the U.S., these operations comprise the nation's largest network of short-to-medium run, high-quality, full-color commercial printing companies. Graphic Industries' operations offer advanced graphic supply-chain solutions to its clients including multimedia, internet design, fulfillment, on-demand printing and creative design services. The company reported fiscal 1997 sales of $437.1 million.
                 Wallace is recognized as the leader in forms and consumable supplies management services, and is one of the nation's largest manufacturers and distributors of information management products. Wallace is headquartered in Lisle, Illinois, and with the addition of Graphic Industries, has 49 manufacturing and distribution locations, as well as sales facilities throughout the United States.
                 This press release includes forward-looking statements covered by the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements involve uncertainties and risks and there can be no assurance that actual results will not differ from the company's expectations. Factors which could cause materially different results include, among others, customer acceptance of new product categories and service offerings, the timing and success of integrating the acquisition, sales force retention and motivation, the pace of new customer sales ramp-ups, general economic and business conditions, competitive actions, and other risks described in the company's filings with the Securities and Exchange Commission.